THIRD AMENDMENT TO SUPPLEMENT #2 TO MASTER LOAN AGREEMENT

THIS THIRD AMENDMENT TO SUPPLEMENT #2 TO MASTER LOAN AGREEMENT (this "Third Amendment") is made effective as of the 25th day of September, 2020, by and between CONTRAIL AVIATION SUPPORT, LLC ("CAS") and OLD NATIONAL BANK (the "Lender, and together with CAS, collectively the "Parties") and amends that certain Supplement #2 to Master Loan Agreement, as previously amended by that First Amendment to Supplement #2 to Master Loan Agreement, with an effective date of June 24, 2019, and that Second Amendment to Supplement #2 to Master Loan Agreement, with an effective date of January 24, 2020 (collectively, the "Supplement"), by and among CAS and Lender.

RECITALS

The Parties, along with Contrail Aviation Leasing, LLC ("CAL"), are parties to a Master Loan Agreement dated June 24, 2019 (the "Master Loan Agreement").

The Parties are parties to the Supplement.

The Supplement is a Supplement to and under the Master Loan Agreement.

The Parties desire to further amend the Supplement as provided below.

AGREEMENT

In consideration of the recital, the promises and agreements set forth in the Supplement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS AND REFERENCES.

Capitalized terms not otherwise defined herein have the meanings assigned in the Supplement and the Master Loan Agreement. All references to the Supplement contained in the Master Loan Agreement, Collateral Documents and the other Loan Documents shall mean the Supplement as amended by this Third Amendment.

2. AMENDMENT TO EXTEND DATE FOR COMPLIANCE WITH REQUIRED RESTING PERIOD PROVISIONS OF SECTION 2.4(b).

Notwithstanding anything to the contrary contained in Section 2.4(b) of the Supplement, CAS shall have until September 5, 2021, to comply with the Resting Period requirement set forth therein.

3. AMENDMENT TO EXTEND DATE FOR COMPLIANCE WITH REQUIRED QUARTERLY ROLLING CASH FLOW COVERAGE RATIO PROVISIONS.

Notwithstanding anything to the contrary contained in Section 4.1 of each of Supplements 1 through 7, CAS shall comply with the covenant described therein beginning on March 31, 2022, and on the last day of each fiscal quarter thereafter.

4. AMENDMENT TO ADD EVENT OF DEFAULT.

It shall be an Event of Default under the Master Loan Agreement and all Supplements if Borrower fails to execute a Supplement #8 to Master Loan Agreement in substantially the same form attached hereto as Exhibit A, and consummate the transactions as contemplated therein, on or before December 31, 2020.

5. EFFECTIVENESS OF THIS THIRD AMENDMENT.

This Third Amendment shall become effective only upon execution and delivery by the Parties of this Third Amendment.

6. NO WAIVER.

Nothing contained herein shall be construed as a waiver by Lender of: (a) any of its rights and remedies under the Supplement, Master Loan Agreement, the Loan Documents, at law or in equity; or (b) CAS's continued compliance with each representation, warranty, covenant and provision of the Supplement, the Master Loan Agreement and the other Loan Documents. CAS acknowledges and agrees that no waiver of any provision of the Master Loan Agreement or the other Loan Documents by Lender has occurred and that nothing contained herein shall impair the right of Lender to require strict performance by CAS of the Supplement, the Master Loan Agreement and the other Loan Documents. Further, CAS acknowledges and agrees that no delay by Lender in exercising any right, power or privilege under the Supplement, the Master Loan Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.

7. REPRESENTATIONS AND WARRANTIES.

CAS represents and warrants to Lender that:

(a) The execution and delivery of this Third Amendment is within its power and authority, has been duly authorized by all proper action on the part of CAS, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of CAS or the terms of any agreement, restriction or undertaking to which CAS is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.

(b) This Third Amendment has been duly executed and delivered by CAS and constitutes a legal, valid and binding obligation of CAS, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties contained in the Master Loan Agreement are correct and complete as of the date of this Third Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Master Loan Agreement.

8. MISCELLANEOUS.

(a) Expenses and Fees. CAS agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Third Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Lender's outside counsel.

(b) Amendments and Waivers. This Third Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c) Headings. The headings in this Third Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Third Amendment.

(d) Affirmation. Each Party hereto affirms and acknowledges that the Supplement as amended by this Third Amendment remains in full force and effect in accordance with its terms, as amended hereby.

(e) Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.

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IN WITNESS WHEREOF, the Parties have executed this Third Amendment intending it to be effective as of the day and year first above written.

BORROWER:

CONTRAIL AVIATION SUPPORT, LLC

By: [signature]
Joseph Kuhn
Its: CEO

LENDER:

OLD NATIONAL BANK

By: [signature]
Tommy Olson
Its: SVP

[Signature Page to Third Amendment to Supplement#2]